ROGER YOSHITO DEWA
                              ATTORNEY AT LAW
                            September 27, 1995

    WAHIAWA OFFICE                                          HONOLULU OFFICE
  531 AVOCADO  STREET                                       480 PAUAHI TOWER
 WAHIAWA, HAWAII 96786                                     1001 BISHOP STREET
  TEL. (808) 621-0751                                    HONOLULU, HAWAII 96813
                                                          TEL. (808) 521-3665
                                                           FAX (808) 523-0797

John W. Bagwell, Trustee
JWB Aggressive Growth Fund
Century Square Building
1188 Bishop St., Suite 1712
Honolulu, Hawaii 96813

Dear Mr. Bagwell:

        I, Roger Y. Dewa, Attorney at Law and General Counsel for JWB Aggressive Growth Fund, hereby have passed on the legality of the securities being registered, which when sold pursuant to the prospectus, will be legally issued, fully paid and nonassessable.

        I hereby consent to an inclusion of my opinion dated September 27, 1995, in the funds registration statement and prospectus.

                                                 /s/ Roger Y. Dewa

                                                     ROGER Y. DEWA

RYD: mg